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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Rosetta Inpharmatics, Inc. of our report dated January 26, 2001 relating to the consolidated financial statements of Rosetta Inpharmatics, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading Independent Public Accountants in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Seattle, Washington
June 11, 2001